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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 08, 2002






                          NEWFIELD EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)


            DELAWARE                 1-12534             72-1133047
 (State or other jurisdiction       (Commission file     (I.R.S. employer
of incorporation or organization)       number)          identification number)


                          363 N. SAM HOUSTON PARKWAY E.
                                   SUITE 2020
                              HOUSTON, TEXAS 77060
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (281) 847-6000

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 Item 5.  Other Events

         See the following press release by Newfield Exploration Company announcing spending and growth plans for 2002.




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                    NEWFIELD PROVIDES YEAR-END 2001 GUIDANCE
                 Company Sets Spending and Growth Plans for 2002

         Today Newfield Exploration Company (NYSE:NFX) announced that it expects its fourth quarter 2001 earnings and cash flow results to be consistent with Wall Street analysts' recent consensus estimates, excluding the effect of a non-cash ceiling test charge discussed below. The Company's financial and operating results for 2001 and further guidance on 2002 will be announced on February 14, 2002, with a conference call planned for 8:30 a.m. CST. See the bottom of this release for call information.

         Newfield expects to record a non-cash, pre-tax charge of approximately $125 million, or $80 million after-tax ($1.64 per diluted share), in the fourth quarter of 2001 due to low commodity prices at year-end. The entire impairment is related to Newfield's early 2001 acquisition in the Mid-Continent. The Company's cost pool includes purchase accounting adjustments related to this acquisition, making the book basis of these assets significantly higher than the $333 million purchase price. The impairment will have no significant impact on Newfield's capital structure.

         Newfield uses the full-cost method of accounting. Under this method, the Company compares the net capitalized costs of its oil and gas properties on a country by country basis against the present value (discounted at 10%) of future net cash flows from those reserves, generally using the commodity prices on the last day of the quarter, held flat for the life of the reserves. Future net revenues are calculated assuming a continuation of prices and costs in effect at the time of the calculation. If this valuation is lower than the net capitalized costs, the Company must record a charge equal to the difference.

         The Mid-Continent acquisition was completed at a time when natural gas prices were significantly higher. Upon closing, Newfield utilized hedging to lock in natural gas prices on some of the anticipated volumes associated with this transaction. The Company hedged natural gas production equal to the anticipated acquired volumes in 2001 at nearly $6 per thousand cubic feet (Mcf). In addition, gas hedges were put in place for nearly all of the acquired company's anticipated 2002 production with floor positions of $4 per Mcf or greater, and a substantial portion of 2003 anticipated volumes were hedged at $3.50 per Mcf or higher.

         Newfield uses hedging to manage cash flow and rates of return on acquisitions. The Company has more than 75% of its anticipated first half 2002 natural gas production hedged at a volume-weighted average price of about $3.35 per Mcf. Newfield has also hedged approximately 50% of its third quarter and 15% of its fourth quarter 2002 anticipated natural gas production. When including all natural gas and crude oil hedge positions in place, Newfield has about $100 million of hedging gains when marked-to-market at today's NYMEX futures prices. With the concurrence of the Securities and Exchange Commission, the determination of the write-down takes into account the value of the Company's hedge positions at year-end 2001, about $78 million. The actual amount of any ceiling test charge will be finally determined and published on or before March 31, 2002, concurrent with the filing of Newfield's SEC Form 10-K for the year ended December 31, 2001. For additional information on Newfield's hedge positions, please go to www.newfld.com.


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         Newfield's capital budget for 2002 is $360 million, a 14% decrease from
2001 capital spending of $420 million, excluding acquisitions. Budget components in 2002 are $135 million for exploration, $200 million for development and $25 million for international. Including acquisitions, Newfield invested about $855 million in 2001.

         "We're lowering our 2002 capital spending plans to conform with our expectations of lower cash flow based on today's commodity prices," said David
A. Trice, Newfield President and CEO. "With decreased activity in the second half of 2001 and lower spending levels in 2002, we estimate that our production volumes will grow 3-6% in 2002. However, if gas prices remain at today's low levels, we may curtail production of unhedged natural gas as we did in late 2001. We'll focus our immediate efforts on building prospect inventories and our early '02 drilling plans will emphasize exploration prospects as opposed to exploitation drilling that simply adds rate."

         Newfield's drilling programs slowed in the second half of 2001 in reaction to declining commodity prices and high rig rates and service costs. In the fourth quarter of 2001, Newfield averaged only two rigs working in the Gulf of Mexico, two in the Mid-Continent and none onshore U.S. Gulf Coast. Today, the Company is operating three rigs in the Gulf of Mexico, three in the Mid-Continent and none onshore U.S. Gulf Coast.

         Despite curtailment of about 5 billion cubic feet (Bcf) of production in the fourth quarter of 2001, the Company met its 2001 production target of 175 Bcf equivalent, an increase of 25% over 2000 volumes. About half of the 2001 production increase came from core drilling programs. The Company's 2002 production target is 180-185 Bcf equivalent, an estimated increase of 3-6% over 2001 production.

         Newfield Exploration is an independent crude oil and natural gas exploration and production company. The Company has a solid asset base of producing properties and exploration and development drilling opportunities and operations primarily in the Gulf of Mexico, along the U.S. Onshore Gulf Coast, the Anadarko and Permian Basins, offshore Australia and China's Bohai Bay. Newfield balances its drilling program with acquisitions in select areas in the U.S. and overseas.

  NEWFIELD EXPLORATION COMPANY'S FOURTH QUARTER/FULL-YEAR 2001 CONFERENCE CALL
                          Dial-in Number (719) 457-2617
                            Replay #: (719) 457-0820
                             Conference Code: 574310
                        Web site: <http://www.newfld.com>

**Certain of the statements set forth in this release regarding estimated or anticipated fourth quarter results, capital spending and activity levels, future commodity prices, service costs and yearly production volumes are forward looking and based upon assumptions and anticipated results that are subject to numerous uncertainties. Actual results may vary significantly from those anticipated due to many factors, including drilling results, oil and gas prices, industry conditions, the prices of goods and services, the availability of drilling rigs and other support services and the availability of capital resources, labor conditions and other factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2000. In addition, the drilling of oil and gas wells and the production of hydrocarbons are subject to governmental regulations and operating risks.

Newfield Exploration Company                          For information, contact:
363 N. Sam Houston Parkway East, Ste. 2020                       Steve Campbell
Houston, TX 77060                                                (281) 847-6081
www.newfld.com                                                  info@newfld.com


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                                      NEWFIELD EXPLORATION COMPANY

 Date: February 08, 2002      By: /s/ TERRY W. RATHERT
                                      --------------------
                                      Terry W. Rathert
                                      Vice President and Chief Financial Officer
                                      (Authorized Officer and Principal
                                      Financial Officer)